EXHIBIT 10.1

AMENDMENT NO. 2 TO SENIOR SUBORDINATED NOTE PURCHASE

AGREEMENT

This AMENDMENT NO. 2 TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this “Amendment”) is dated as of December 24, 2008 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (the “Company”) and the Purchasers signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Note Purchase Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, the Company and the Purchasers are party to that certain Senior Subordinated Note Purchase Agreement, dated as of June 6, 2007 (as amended by Amendment No. 1 to Note Purchase Agreement, dated as of April 15, 2008 (“Amendment No. 1”), and as otherwise amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”) pursuant to which, among other things, the Company issued and sold to the Purchasers those certain 18% Senior Subordinated Notes due 2011 in accordance with and pursuant to the terms and provisions of the Note Purchase Agreement;

WHEREAS, the Purchasers have asserted that an Event of Default has occurred and is continuing as a result of a violation of Section 11.3(b) of the Note Purchase Agreement;

WHEREAS, the Company acknowledges that, absent a waiver, the occurrence of an Event of Default under the Note Purchase Agreement would reasonably be expected to result in materially adverse consequences to the Company and its Subsidiaries;

WHEREAS, the Company desires additional flexibility to incur debt at the Project Subsidiary level;

WHEREAS, in consideration of and as a direct consequence of the foregoing circumstances, the Company desires that (i) the Purchasers waive any Event of Default that may exist as a result of a violation of Section 11.3(b) of the Note Purchase Agreement, (ii) amend Section 11.3(b) of the Note Purchase Agreement and (iii) make certain other modifications to the Note Purchase Agreement as more specifically set forth in this Amendment;

WHEREAS, in consideration of the transactions contemplated herein (including, without limitation, the granting of a lien on substantially all of the assets of the Company and certain of its Subsidiaries) and for other good and valuable consideration, the Purchasers are willing to waive any Event of Default that may exist as a result of a violation of Section 11.3(b) of the Note Purchase Agreement and consent to an amendment thereof, all upon the terms and conditions as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Amendment to Section 6.2. The first sentence of Section 6.2 of the Note Purchase Agreement is amended and restated to read in its entirety as follows:

“The execution and delivery of each Financing Document has been duly authorized by all necessary corporate action on the part of each Credit Party that is party thereto, and each Financing Document constitutes, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of such Credit Party that is party thereto, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).”

2 Amendment to Section 6.3. Section 6.3 of the Note Purchase Agreement is hereby amended by deleting each reference to “the Company” and replacing each such reference with “the Credit Parties”.

3 Amendments to Section 6.6.

(a) The first sentence of Section 6.6 is hereby amended by deleting the first sentence thereof and replacing such first sentence in its entirety as follows:

“The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party will not:”

(b) Section 6.6(a) of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(a) contravene, result in any breach of, or constitute a default under, or (except to the extent provided in the Collateral Documents) result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, the corporate charter or by-laws (or other comparable organizational document), the Senior Credit Agreement, the BST Credit Agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;”

4 Amendment to Section 6.7. Section 6.7 is hereby amended by deleting the first sentence thereof and replacing such first sentence in its entirety as follows:

“Except for (i) regular and routine filings with the Securities and Exchange Commission, (ii) those obtained or made on or prior to the Closing Date and (iii) recordings and filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery and performance by the Company or any Credit Party of this Agreement or any other Financing Document to which it is a party.”

5 Amendments to Section 8.1.

(a) Section 8.1 of the Note Purchase Agreement is hereby amended by deleting the following parenthetical from the first paragraph thereof:

“(excluding any borrowing base certificates and information directly relating to delivery of borrowing base certificates, including, without limitation, collateral reports relating to inventory, receivables and equipment valuations)”

(b) Section 8.1 of the Note Purchase Agreement is hereby amended by deleting the word “and” at the end of clause (g), deleting the “.” at the end of clause (h) and replacing it with “; and” and the adding the following clause (i) as the last clause thereof:

“(i) at the times and for the periods specified therein for deliveries to the Senior Agent (and concurrently with any earlier delivery thereof to the Senior Agent), each of the reports and other information the Company is required to deliver pursuant to Sections 4.2(d), (e), (f), (g), (h), (j), (k) and (n) of the Senior Credit Agreement as in effect on the date of this Amendment or as amended or modified from time to time in compliance with any restrictions set forth in the Financing Documents (and following a reduction in the “Commitments” under and as defined in the Senior Credit Agreement by 85% or more, with the consent of the Required Holders);”

6 Amendment to Section 9. Section 9 of the Note Purchase Agreement is hereby amended by adding the following Section 9.7 as the last section thereof:

“9.7 Mandatory Prepayment Upon Asset Dispositions.

If any Credit Party shall at any time or from time to time following the Senior Termination Date:

(i) make an Asset Disposition; or

(ii) suffer an Event of Loss;

and, in each case, the aggregate Net Proceeds Amount received by such Credit Party in connection with such Asset Disposition or Event of Loss and all other Asset Dispositions and Events of Loss occurring during the fiscal year exceeds the US dollar equivalent of $2,500,000, then (A) the Company shall promptly notify each holder of Notes of such Asset Disposition or Event of Loss (including the estimated Net Proceeds Amount to be received such Credit Party in respect thereof) and (B) promptly upon receipt by such Credit Party of the Net Proceeds Amount of such Asset Disposition or Event of Loss, the Company shall deliver, or cause to be delivered, such Net Proceeds Amount to the holders of Notes as a prepayment of the Notes, which prepayment shall be allocated in accordance with Section 9.5 hereof. Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such prepayment shall not be required to the extent the Company or a Subsidiary reinvests or enters into any binding commitment that would effect such a reinvestment of the Net Proceeds Amount of such Asset Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of such Credit Party, within one hundred eighty (180) days after the date of such Asset Disposition or Event of Loss and in the case of a binding commitment, such funds are reinvested within ninety (90) days after the date such binding commitment is entered into.”

7 Amendment to Section 10. Section 10 of the Note Purchase Agreement is hereby amended by adding the following Sections 10.8, 10.9 and 10.10 as the last sections thereof:

“10.8 Cash Management Systems. Subject to Section 10.10, at all times following the Senior Termination Date, the Company will, and will cause each other Credit Party to, enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to any deposit, securities, commodity or similar account maintained by such Person (other than any payroll account, so long as such payroll account is a zero balance account, and withholding tax and fiduciary accounts).

10.9 Landlord Agreements. Subject to Section 10.10, at all times following the Senior Termination Date, the Company will, and will cause each other Credit Party to, use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to each location where any Collateral is stored or located, which agreement shall be reasonably satisfactory in form and substance to the Collateral Agent.

10.10 Further Assurances; Limitation on Guarantees and Liens.

(a) If at any time any Credit Party shall grant the Senior Agent any Lien on any property or asset of the Company or its Subsidiaries to secure obligations under the Senior Loan Documents, the Company shall, contemporaneously therewith, cause the Collateral Agent to have a perfected security interest in such property or asset, junior only to the Liens of the Senior Agent under the Senior Loan Documents and the Liens permitted under Section 11.5.

(b) The Company will, and will cause each other Credit Party to, ensure that all written information, exhibits, and reports furnished by or on behalf of the Company or any other Credit Party to the Collateral Agent or the Purchasers do not and will not contain any untrue statement of a material fact when made and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made, and will promptly disclose to the Collateral Agent and the Purchasers and correct any material defect or material error that may be discovered therein or in any Financing Document or in the execution, acknowledgement or recordation thereof.

(c) Promptly upon request by the Collateral Agent, the Company will (and, subject to the limitations hereinafter set forth and set forth in the Collateral Documents, shall cause each of its Subsidiaries to) take such additional actions as the Collateral Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Financing Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests in which any Lien is granted pursuant to any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent and the Purchasers the rights granted or now or hereafter intended to be granted to the Collateral Agent or the Purchasers under any Financing Document or under any other document executed in connection therewith.

(d) In connection with each pledge of Stock and Stock Equivalents, the Company will cause the Credit Parties to deliver to the Senior Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In connection with each Mortgage, the Company shall cause the Credit Parties to execute and/or deliver to the Collateral Agent, a fully executed Mortgage substantially in the same form as delivered to the Senior Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer insuring that the Mortgage is a valid and enforceable Lien on the respective property, junior only to the Liens of the Senior Agent under the Senior Loan Documents, and otherwise in substantially the same form delivered to the Senior Agent, and copies of A.L.T.A. surveys and environmental site assessments delivered to the Senior Agent.

(e) Without limiting the generality of the foregoing, if at any time any Credit Party shall cause a Subsidiary to guaranty any obligations under the Senior Loan Documents or grant the Senior Agent any Lien on its property to secure such obligations, the Company shall, contemporaneously therewith, cause such Subsidiary to become a party to the Guaranty and Security Agreement and a Credit Party hereunder.”

8 Amendment to Section 10.2. Section 10.2 of the Note Purchase Agreement is hereby amended by adding “(a)” at the beginning thereof and the adding the following clauses (b) and (c) as the last clauses thereof:

“(b) The Company will, and will cause each of its Subsidiaries to, cause all insurance relating to any Collateral of any Credit Party to name the Collateral Agent as additional insured or loss payee, as its interests may appear, in each case subject to the terms of the Subordination Agreement, as appropriate. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement, in form and substance reasonably acceptable to the Collateral Agent, showing loss payable to the Collateral Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Unless otherwise agreed by the Collateral Agent, such Credit Party will use commercially reasonable efforts to ensure that such endorsement, or an independent instrument furnished to the Collateral Agent, will provide that the insurance companies will give the Collateral Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of the Credit

Parties or any other Person shall affect the right of the Collateral Agent to recover, subject to the terms of the Subordination Agreement, under such policy or policies of insurance in case of loss or damage. Following the Senior Termination Date, such Credit Party shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to the Collateral Agent. Following the Senior Termination Date, if any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and the Collateral Agent jointly, the Collateral Agent may endorse such Credit Party’s name thereon and do such other things as the Collateral Agent may deem advisable to reduce the same to cash. Following the Senior Termination Date, the Collateral Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.

(c) Unless the Company provides the Collateral Agent with evidence of the insurance coverage required by this Agreement from time to time upon the reasonable request of the Collateral Agent, the Collateral Agent may (until the Senior Termination Date, with the written consent of the Senior Agent) purchase insurance at the Credit Parties’ expense to protect the Collateral Agent’s and the Purchasers’ interests in the properties of the Credit Parties and their Subsidiaries. Such insurance may, but need not, protect the interests of the Credit Parties and their Subsidiaries. The coverage that the Collateral Agent purchases may provide that such coverage will not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party of any Subsidiary in connection with such coverage. The Company may later cancel any insurance purchased by the Collateral Agent, but only after providing the Collateral Agent with evidence that insurance as required by this Agreement has been obtained. If the Collateral Agent purchases any such insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges the Collateral Agent may impose in connection with the placement or such insurance, until the effective date of the cancellation or expiration of the insurance. The costs of any such insurance shall be added to the Obligations. The costs of any such insurance may be more than the cost of insurance the Credit Parties may be able to obtain on their own.”

9 Amendment to Section 11. Section 11 of the Note Purchase Agreement is hereby amended by adding the following Section 11.10 as the last section thereof:

11.10 No Negative Pledges.

“(a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting the existence of any Lien upon any of its assets in favor of the Collateral Agent, whether now owned or hereafter acquired. Notwithstanding the foregoing sentence, the following encumbrances or restrictions shall be permitted: (i) encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Financing Documents; (B) Indebtedness permitted by Section 11.3; (C) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; (D) customary provisions restricting assignment of any agreement entered into by a Subsidiary of the Company in the Ordinary Course of Business; (E) any holder of a Lien permitted by Section 11.5 restricting the transfer of the property subject thereto; (F) customary restrictions or conditions contained in any agreement relating to the sale of any property permitted under Section 11.6 pending the consummation of such sale, (G) in the case of a Joint Venture, restrictions in such person’s organization documents or pursuant to any joint venture agreement or stockholders’ agreements solely to the extent of the Stock or Stock Equivalents of or property held in the subject Joint Venture, (H) the Senior Loan Documents, and (I) any agreement in effect on the Second Amendment Effective Date and set forth on Schedule 11.10; or (ii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Financing Documents or the agreements referred to in clause (i) above; provided that such amendments or refinancings are no more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

(b) The Company will not, and will not permit any Credit Party to, issue any Stock or Stock Equivalents and pledge such Stock or Stock Equivalents to the Senior Agent under the Senior Loan Documents unless such Stock and Stock Equivalents are pledged to the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, on substantially the same terms and conditions as the Stock and Stock Equivalents are pledged to the Senior Agent under the Senior Loan Documents.”

10 Amendment to Section 11.3(a). Section 11.3(a) of the Note Purchase Agreement is hereby amended by deleting the parenthetical “(other than any Project Subsidiary or any member of the BST Group)” and replacing such parenthetical with “(other than (i) except with respect to Section 11.3(a)(vi), any Project Subsidiary or (ii) any member of the BST Group)”.

11 Amendment to Section 11.3(a)(vi). Section 11.3(a)(vi) of the Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Indebtedness (including Capital Leases) incurred to finance the acquisition of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such property or secured by a Lien on such property before the acquisition thereof; provided, that (i) such Indebtedness is incurred before or within 120 days after such acquisition, (ii) any such Indebtedness shall be secured only by the assets acquired in connection with the incurrence of such Indebtedness and (iii) such Indebtedness shall not exceed 100% of the cost of such property, and, in each case, any refinancing of any of the foregoing Indebtedness; provided further, that in the case of each of the foregoing, the aggregate outstanding principal amount of all such Indebtedness (together with such Indebtedness of Project Subsidiaries) shall not exceed at any time $15,000,000;”

12 Amendment to Section 11.3(b). Section 11.3(b) of the Note Purchase Agreement is hereby amended and restated as of the Closing Date to read in its entirety as follows:

“(b) The Company will not permit any Project Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise be or become directly or indirectly liable with respect to, any Third Party Indebtedness, except for Third Party Indebtedness that is non-recourse to the Company and is non-recourse to each of the Company’s other Subsidiaries (other than to a Project Subsidiary Holding Company that owns, directly or indirectly, the Stock of such Project Subsidiaries) and does not exceed at any time $165,000,000 in the aggregate for all Project Subsidiaries.”

13 Amendment to Section 11.4(e). Section 11.4(e) of the Note Purchase Agreement is hereby amended by deleting the reference to “the agent under the Senior Credit Agreement” and replacing such reference with “the Senior Agent or the Collateral Agent”.

14 Amendment to Section 11.6. Section 11.6 of the Note Purchase Agreement is hereby amended by deleting the reference to “Section 9.3” and replacing such reference with “Sections 9.3 and 9.7” and by deleting the reference to “Pledged Collateral (as defined in the Pledge Agreement)” and replacing such reference with “BST Collateral”.

15 Amendments to Section 12.

(a) Sections 12(c), (d), and (f) of the Note Purchase Agreement are hereby amended by deleting each reference to “the Company” and replacing each such reference with “any Credit Party”.

(b) Section 12(g) of the Note Purchase Agreement is hereby amended by deleting each reference to “the Company or any of its Significant Subsidiaries” and replacing each such reference with “the Company, any of its Significant Subsidiaries or any Credit Party”.

(c) Section 12 of the Note Purchase is hereby amended by deleting the word “and” at the end of clause (k), deleting the “.” at the end of clause (l) and replacing it with “; and” and the adding the following clauses (m) and (n) as the last clauses thereof:

“(m) Excess US Collateral Coverage as of the end of any fiscal quarter shall be less than (i) as of September 30, 2008 and December 31, 2008, 1.25 and (ii) thereafter, 1.00; and

(n) any material provision of any Financing Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party that is party thereto or any Credit Party or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Collateral Agent to take any action within its control) cease to be a perfected security interest with the priority specified in the applicable Collateral Document.”

16 Amendment to Section 13. Section 13.1(a) of the Note Purchase Agreement is hereby amended by deleting the reference to “the Company” and replacing such reference with “any Credit Party”.

17 Amendment to Section 17. Section 17 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“All representations and warranties contained herein shall be deemed made at and as of the Closing Date and, other than representations and warranties contained Section 6.18, as of the Second Amendment Effective Date and shall speak only as of such dates. The accuracy of such representations and warranties made as at the Closing Date and the Second Amendment Effective Date shall survive the execution and delivery of the Financing Documents, the purchase or transfer by any Purchaser or any holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.”

18 Amendment to Schedule B.

(a) Schedule B of the Note Purchase Agreement is hereby amended by adding the following defined terms to Schedule B in the proper alphabetical order:

““Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) owned by any Credit Party, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party in the Ordinary Course of Business, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“BST Collateral” shall mean the “Pledged Collateral” (as defined in the Pledge Agreement).

“Collateral” means all BST Collateral, all “Collateral” (as defined in the Guaranty and Security Agreement) and all other property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party, in or upon which a Lien has been granted or has been purported to be granted to the Collateral Agent under any Collateral Document.

“Collateral Documents” means, collectively, the Pledge Agreement, the Guaranty and Security Agreement, the Mortgages, each Control Agreement and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, and of their respective Subsidiaries or any Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Purchaser or the Collateral Agent for the

benefit of the Secured Parties, the Purchasers and other Secured Parties now or hereafter delivered to the Purchasers or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Purchaser or the Collateral Agent for the benefit of the Collateral Agent, the Purchasers and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Credit Party, the Collateral Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory in all respect to the Collateral Agent and in any event providing the Collateral Agent “control” of such deposit account, securities or commodities account with the meaning of Articles 8 and 9, as applicable, of the UCC.

“Credit Party” means the Company and each Grantor.

“Domestic” means, with respect to any Credit Party or Subsidiary of a Credit Party, that such Credit Party or Subsidiary is incorporated or otherwise organized under the laws of a state of the United States of America.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Excess US Collateral Coverage” shall mean (i) (x) the sum of cash, accounts receivable (net of reserves and allowances), inventory (valued on a FIFO basis) and PP&E (net) of the Credit Parties on a consolidated basis determined in accordance with GAAP, minus (y) the aggregate outstanding principal amount of loans under the Senior Credit Agreement and Capital Leases of the Credit Parties, divided by (ii) the aggregate outstanding principal amount (including accrued paid-in-kind interest) outstanding under the Notes.

“Excluded Subsidiary” means BST and each of its Subsidiaries, any Subsidiary of Denim which is a company organized under the laws of Mexico, the Joint Ventures, each of the Subsidiaries of a Credit Party identified in the Letter of the Company dated December 29, 2006 attached hereto as Exhibit 4 and all Subsidiaries of a Credit Party that are not themselves Credit Parties and that have been designated as “Excluded Subsidiaries” in a notice from the Company to the Senior Agent.

“Grantor” means any Subsidiary of the Company that is party to the Guaranty and Security Agreement.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to the Purchasers, made by the Company and the Credit Parties in favor of the Collateral Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplied, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventor as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real property or any interest in real property.

“Obligations” means all obligations, loans, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Secured Party, that arises under this Agreement or any Financing Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising or however acquired whether existing on the date hereof or hereinafter incurred or created.

“Second Amendment Effective Date” means December 24, 2008.

“Senior Agent” means, collectively, (i) General Electric Capital Corporation or any successor, as “Agent” under the Senior Credit Agreement and (ii) General Electric Capital Corporation or any successor, as “Agent” under the Mexican Facility.

“Secured Parties” means the Collateral Agent, each Purchaser and any holder of any of the Notes.

“Senior Loan Documents” shall mean, collectively, (i) the “Loan Documents” as defined in the Senior Credit Agreement and (ii) the “Loan Documents” as defined in the Mexican Facility.

“Senior Termination Date” shall mean the date on which all of the obligations under or in respect of the Senior Loan Documents have been satisfied in full and the Senior Loan Documents and all commitments thereunder have been terminated.

“Third Party Indebtedness” with respect to any Person means Indebtedness of such Person of the type described in clause (a) of the definition of “Indebtedness” (i) to any Person that is not a member of the ITG Group and (ii) to members of the ITG Group in excess of $30,000,000 in the aggregate for all Indebtedness to members of the ITG Group outstanding at any time; provided that, “Third Party Indebtedness” shall not at any time include any Indebtedness that is subordinated to the Notes on terms and conditions satisfactory to the Collateral Agent in its reasonable discretion.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.”“

(b) Schedule B of the Note Purchase Agreement is hereby amended by amending and restating the definitions of “BST”, “Collateral Agent”, “Debt Prepayment Application”, “Financing Documents”, “Project Subsidiaries”, “Senior Credit Agreement” and “Subordination Agreement” as follows:

““BST” means ITG Automotive Safety Holdings LLC, a Delaware limited liability company.

“Collateral Agent” is defined in the Guaranty and Security Agreement.

“Debt Prepayment Application” means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Indebtedness under (i) the Senior Loan Documents, (ii) any Indebtedness secured by a Lien on the property transferred or (iii) following the Senior Termination Date, this Agreement.

“Financing Documents” means this Agreement, the Notes, and the Collateral Documents, as each may be amended, restated or otherwise modified from time to time, and all other documents to be executed and/or delivered in favor of any holders of Notes, or all of them, by the Company, any of its Subsidiaries, or any other Person in connection with this Agreement.

“Project Subsidiaries” means each Subsidiary of the Company (other than any Subsidiary of the Company which is a member of the BST Group) organized under the laws of China, Nicaragua, Romania or Vietnam, and each other Subsidiary which has incurred, or which intends to incur, Indebtedness permitted under Section 11.3(b) hereof, and that has been designated as a Project Subsidiary on Schedule 6.4 or in a notice from the Company to the Purchasers.

“Senior Credit Agreement” means that certain credit agreement dated as of December 29, 2006 by and among the Company, the various Subsidiaries of the Company party thereto, General Electric Capital Corporation, as Agent, and the lenders named therein, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or investors, so long as such amendment, supplement, modification, extension, refinancing, replacement or restructuring is not prohibited by the Subordination Agreement as in effect from time to time.”

“Subordination Agreement” means the subordination and intercreditor agreement dated as of the date hereof among the Company, the Purchasers and General Electric Capital Corporation, as agent for the lenders under the Senior Credit Agreement and the Mexican Facility, which agreement shall be substantially in the form of Exhibit 3, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.”“

19 Amendment to and Addition of Disclosure Schedules.

(a) Schedule 6.4 is hereby amended and restated to read in its entirety as set forth on Exhibit A-1 attached hereto.

(b) The Note Purchase Agreement is hereby amended to add Schedule 11.10 thereto in the form attached hereto as Exhibit A-2.

20 Addition of New Exhibits.

(a) The Note Purchase Agreement is hereby amended to add Exhibit 4 thereto in the form attached hereto as Exhibit B.

21 Acknowledgement; Waiver. The Purchasers acknowledge and agree that no violation of Section 11.3(b) of the Note Purchase Agreement occurred at any time during which the aggregate amount of Indebtedness of the type described in clause (a) of the definition of Indebtedness (which excludes capital leases, and includes Indebtedness owed by the Project Subsidiaries to other members of the ITG Group and Indebtedness existing on the Closing Date) of the Project Subsidiaries was less than $150,000,000 (and any Default or Event of Default which may have occurred under Section 11.3(b) during such times which would not violate Section 11.3(b) as amended by this Amendment is hereby waived). The Company acknowledges and agrees that during and after the fiscal quarter ending June 30, 2008, the Project Subsidiaries collectively had incurred or suffered to exist Indebtedness of the type described in clause (a) of the definition of Indebtedness (which excludes capital leases, and includes Indebtedness owed by the Project Subsidiaries to other members of the ITG Group and Indebtedness existing on the Closing Date) in an aggregate amount greater than $150,000,000, and that such circumstances have resulted in a violation Section 11.3(b) of the Note Purchase Agreement and that, as a result, an Event of Default under Section 12(c) has occurred and is continuing and the Purchasers, subject to delivery of the Perfected Junior Lien (as defined below) to the Collateral Agent and the satisfaction of the conditions to effectiveness set forth in Section 23 below, hereby waive such Event of Default (solely to the extent such Event of Default would not violate Section 11.3(b) as amended by this Amendment).

22 Representations and Warranties. In order to induce Purchasers to enter into this Amendment, the Company represents and warrants, on its own behalf and on behalf of each Credit Party, to each Purchaser, that:

(a) the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action and this Amendment and the Note Purchase Agreement as amended hereby (the “Amended Note Purchase Agreement”) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

(b) the Collateral Documents have created in favor of the Collateral Agent, for the benefit of the Secured Parties, (a) a legal, valid and enforceable first priority Lien on all of the BST Collateral and (b) a legal, valid and enforceable Lien on all property and assets of the Credit Parties in which the Senior Agent has a Lien under the Senior Loan Documents, junior only to the Liens of the Senior Agent under the Senior Loan Documents, in each case subject to the Liens permitted by Section 11.5 (such perfected security interest, the “Perfected Junior Lien”).

(c) upon the effectiveness of this Amendment and after giving effect hereto, no Default or Event of Default exists under the Amended Note Purchase Agreement; and

(d) upon the effectiveness of this Amendment and after giving effect hereto, all representations and warranties in the Amended Note Purchase Agreement (other than in Section 6.18 thereof) and the other Financing Documents are true and correct in all material respects as of the effective date of this Amendment, except for (i) any such representations and warranties which expressly relate to an earlier date and (ii) changes in circumstances which are otherwise expressly permitted pursuant to the terms of the Amended Note Purchase Agreement.

23 Conditions to Effectiveness. This Amendment shall be effective on the date when the Required Holders determine that each of the following conditions have been met:

(a) this Amendment shall have been duly executed and delivered by the Company and the Required Holders;

(b) the Company, the Senior Agent and the other parties thereto shall have delivered a fully executed copy of a Second Amended and Restated Subordination and Intercreditor Agreement in substantially the form attached hereto as Exhibit C;

(c) the Credit Parties shall have delivered a fully executed copy of the Guaranty and Security Agreement in substantially the form attached hereto as Exhibit D;

(d) receipt by the Purchasers of opinions in substantially the form attached hereto as Exhibits E-1 and E-2 from Jones Day and Schell Bray Aycock Abel & Livingston, respectively, special counsel of the Company;

(e) receipt by the Purchasers of all of the agreements, documents, instruments and other items set forth on the Closing Checklist attached hereto as Exhibit F, each in form and substance reasonably satisfactory to the Purchasers;

(f) receipt by the Purchasers of such other instruments and documents as they may reasonably request; and

(g) payment by the Company of all reasonable, out-of-pocket expenses of the Purchasers due and payable on or prior to the date hereof.

24 Post-Second Amendment Effective Date Deliveries. Within the time periods specified thereon, the Company shall, and shall cause each other Credit Party to, take such further actions and duly execute and deliver such further agreements, instruments and documents as set forth on Schedule 24 attached hereto.

25 Miscellaneous.

25.1 Effect; Ratification; Release.

(a) Except as specifically set forth above, the Amended Note Purchase Agreement and the other Financing Documents and all payment and performance obligations and all liens granted thereunder shall remain in full force and effect and are hereby ratified and confirmed. The Company agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Amended Note Purchase Agreement or the other Financing Documents.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default (whether or not known to any Purchaser) or any right, power or remedy of the Purchasers under the Amended Note Purchase Agreement or any other Financing Document, nor constitute an amendment of any provision of the Amended Note Purchase Agreement or any other Financing Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Amended Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Note Purchase Agreement as amended hereby.

(c) The Company acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Purchasers of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Amended Note Purchase Agreement or of any other Financing Document, (ii) to create a course of dealing or otherwise obligate any Purchaser to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Purchasers to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

(d) In consideration of, among other things, the amendments, waivers and consents provided for herein, and any other financial accommodations which the Purchasers elect to extend to the Company, the Company, on its own behalf and on behalf of each Credit Party, forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against the Collateral Agent and any Purchaser (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other representatives, based in whole or in part on facts, whether or not known, existing on or prior to the date of this Amendment. The provisions of this Section 25.1(d) shall survive the termination of the Amended Note Purchase Agreement and payment in full of the Obligations.

25.2 Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Amendment by fax or electronic mail shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

25.3 Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby; provided, however, that the parties hereto agree that Sections 12 and 21 hereof shall not be severable from any provisions granting, perfecting or requiring the grant or perfection of the Perfected Junior Lien and invalidation of any such provision of this Amendment or of any Financing Document which impairs the Perfected Junior Lien or deprives the Secured Parties of the benefits intended to be afforded thereby shall automatically invalidate Sections 12 and 21.

25.4 Financing Document. This Amendment shall constitute a Financing Document.

25.5 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS THEREOF, BUT OTHERWISE WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF THE LAW THEREOF.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/
Name:
Title:

PURCHASERS

CANYON VALUE REALIZATION FUND, L.P.

By: Canpartners Investments III, L.P., a California limited partnership

By: Canyon Capital Advisors LLC, a Delaware limited liability company

By:	/s/
Name:
Title:

CCP F, L.P.

By: Clearlake Capital Partners, LLC, its general partner

By: CCG Operations, LLC, its managing member

By:	/s/
Name:
Title:

RESERVOIR CAPITAL PARTNERS, L.P.

By: RCP GP, LLC, its general partner

By:	/s/
Name:
Title:

RESERVOIR CAPITAL INVESTMENT PARTNERS, L.P.

By: RCIP GP, LLC, its general partner

By:	/s/
Name:
Title:

RESERVOIR CAPITAL MASTER FUND II, L.P.

By: Reservoir Capital Group, L.L.C., its general partner

By:	/s/
Name:
Title: